UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2023

Coherent Corp.

(Exact name of registrant as specified in its charter)

Pennsylvania	001-39375	25-1214948
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

375 Saxonburg Boulevard

Saxonburg, Pennsylvania 16056

(Address of Principal Executive Offices) (Zip Code)

(724) 352-4455

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	COHR	New York Stock Exchange
6.00% Series A Mandatory Convertible Preferred Stock, no par value	IIVI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

Coherent Corp. (the “Company”) announced today that all outstanding shares of its 6.00% Series A Mandatory Convertible Preferred Stock, no par value (“Preferred Stock”), will automatically convert into shares of the Company’s common stock, no par value (“Common Stock”), on July 3, 2023 (the “Conversion Date”) in accordance with the terms of the Preferred Stock at a rate of 4.4523 shares of Common Stock for each share of Preferred Stock (the “Conversion”). No action by holders of Preferred Stock is required in connection with the Conversion. Cash will be paid in lieu of any fractional shares of Common Stock. The Conversion will result in the issuance of approximately 10.2 million shares of Common Stock.

The Company has notified the New York Stock Exchange (the “NYSE”) of the Conversion and has requested that the NYSE both suspend trading of the Preferred Stock on the NYSE beginning on the Conversion Date and file with the Securities and Exchange Commission (the “SEC”) a notification of removal from listing on Form 25 with respect to the delisting and deregistration of the Preferred Stock under Section 12(b) of the Securities Exchange Act of 1934 (the “Exchange Act”). The Company intends to file with the SEC a Form 15 suspending the Company’s reporting obligations with respect to the Preferred Stock under Sections 13 and 15(d) of the Exchange Act.

As previously announced, shareholders of record of the Preferred Stock as of the close of business on June 15, 2023 will receive a final quarterly cash dividend of $3.00 per share on the Preferred Stock on the Conversion Date. Following the Conversion Date, no shares of Preferred Stock will be outstanding, and all rights of the shareholders of record of the Preferred Stock, including dividend rights, will terminate, except for the right to receive the number of whole shares of Common Stock issuable upon conversion of the Preferred Stock and cash in lieu of any fractional shares of Common Stock, as described above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Coherent Corp.

Date: June 30, 2023	By:	/s/ Ronald Basso
Ronald Basso
Chief Legal and Compliance Officer and Secretary